Scott Wilson Roscoe Postle Associates Inc	Suite 501, 55 University Avenue, Toronto, ON M5J 2H7 T (416) 947-0907 F (416) 947-0395 www.scottwilson.com

CONSENT OF EXPERT

United States

Securities and Exchange Commission 100 F Street, N.E.

Washington, D.C. 20549-7010

Autorité des marchés financiers Direction des Marche des Capiteaux 800, Square Victoria, 22e etage Tour de la Bourse, C.P. 246

Montreal (Quebec) H4Z 1G3

Alberta Securities Commission 4th Floor, 300 – 5th Avenue SW Calgary, Alberta T2P 3C4

Ontario Securities Commission 20 Queen Street West, Suite 1903 Toronto, Ontario M5H3S8

British Columbia Securities Commission P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Re: Strateco Resources Inc.

I, Paul Chamois, M.Sc., P.Geo., of Scott Wilson Roscoe Postle Associates Inc., as an author of a report entitled

• “Technical Report on the Apple Project, James Bay Area, Northwestern Québec, Canada”, NI 43-101 Technical Report dated June 2, 2008.

(the “Report”). I do hereby consent to the use of my name in connection with the Report and the summary of, or the extracts from, the Report in Form 10K being filed with the United States Securities and Exchange Commission, .and Form 10K being filed as Annual Information Form and Management Discussion and Analysis for the year ended December 31, 2008, filed with the Autorité des marchés financiers and the Alberta, Ontario and British Columbia Securities Commission on March 16, 2009.

I also confirm that I have read the written disclosure being filed and that it fairly and accurately represents the information in the Report that supports the above-named disclosure

Dated this 16th day of March 2009

(Signed) “Paul Chamois”

Paul Chamois, M.Sc., P.Geo. Senior Consulting Geologist

Email: paul.chamois@scottwilson.com